Exhibit 10.6

FIRST AMENDED AND RESTATED

SECURITY NATIONAL FINANCIAL CORPORATION

2022 EQUITY INCENTIVE PLAN

Security National Financial Corporation (the “Company”), a Utah corporation, hereby establishes and adopts the First Amended and Restated Security National Financial Corporation 2022 Equity Incentive Plan (the “Plan”) effective as of the date specified in Section 13.13 below.

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

“Administrator” shall mean (i) the Board; or (ii) to the extent (A) the Board has delegated such power and authority to the Committee (which delegation may be revoked by the Board at any time), or (B) otherwise required pursuant to Section 4 of the Plan, the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Administrator hereunder, including through an electronic medium.

“Base Amount” has the meaning set forth in Section 6.2(b).

“Board” shall mean the board of directors of the Company.

“Cause” shall mean with respect to any Employee or Consultant (unless the applicable Award Agreement states otherwise), any such Employee’s or Consultant’s: (i) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or a Subsidiary; (ii) conduct that results in or is reasonably likely to result in material harm to the reputation or business of the Company or any Subsidiary; (iii) gross negligence or willful misconduct with respect to the Company or a Subsidiary; (iv) material violation of state or federal securities laws or any applicable written employment-related policy of the Company or Subsidiary; or (v) conduct, violation or other action that would be considered Cause pursuant to a definition of Cause in any employment or service agreement, if any, between any such Employee or Consultant and the Company or any of its Subsidiaries. With respect to any Director, unless the applicable Award Agreement states otherwise, “Cause” means the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude, malfeasance in office, gross misconduct or neglect of duties as a Director, false or fraudulent misrepresentation inducing the Director’s appointment, or repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” shall have the meaning set forth in Section 11.4.

“Class A Shares” shall mean Class A Common Stock, par value $2.00 per share, of the Company

“Class C Shares” shall mean Class C Common Stock, par value $2.00 per share, of the Company.

“Clawback Policy” shall have the meaning set forth in Section 13.5(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board consisting of no fewer than two Directors, each of whom is: (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and (ii) an “independent director” for purpose of the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Class A Shares are traded).

“Company” shall mean Security National Financial Corporation, a Utah corporation.

“Company Voting Securities” shall have the meaning set forth in Section 11.4(b).

“Consultant” shall mean any individual or entity which performs bona fide services to the Company or a Subsidiary, other than as an Employee or Director, and who may be offered Shares under the Plan registerable pursuant to a registration statement on Form S-8 under the Securities Act; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction.

“Continuous Service” shall mean that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Consultant or Director, is not terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; provided that (i) there is no interruption or termination of the Participant’s Continuous Service; and (ii) that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of a Subsidiary will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Administrator or its delegate, in its sole discretion, may also determine whether a Company transaction, such as a sale or spin-off of a division or Subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Unit” shall have the meaning set forth in Section 8.2.

“Director” shall mean a non-employee member of the Board.

“Disability” shall mean, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, that for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Subsidiary in which the Participant participates.

“Dividend Equivalents” shall have the meaning set forth in Section 8.3(b).

“Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator. The Fair Market Value of Shares as of any date shall be the closing trading price of the Shares as reported on the NASDAQ Global Market on that date (or if there were no reported closing prices on such date, on the last preceding date as of which the closing price per Share was reported) or, if the Company is not then listed on the NASDAQ Global Market, on such other principal securities exchange on which the Shares are traded. If the Company is not listed on the NASDAQ Global Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Administrator in good faith using such criteria as it determines in its discretion, and such determination shall be conclusive and binding on all persons.

“Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

“Grant Date” shall mean the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the material terms and conditions of the Award or, if a later date is set forth in such resolution, then such later date as is set forth in such resolution.

“Incentive Stock Option” shall mean an Option that is designated by the Administrator as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” shall have the meaning set forth in Section 11.4(a).

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Non-qualifying Transaction” shall have the meaning set forth in Section 11.4(c).

“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Administrator shall determine.

“Option Exercise Price” shall mean the price at which a Share may be purchased upon the exercise of an Option.

“Other Plan” shall mean the Security National Financial Corporation Amended and Restated 2014 Director Stock Option Plan.

“Other Share-Based Award” shall mean an Award that (i) is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, (ii) is granted under Section 9; and (iii) is payable by delivery of Shares and/or which is measured by reference to the value of Shares.

“Participant” shall mean an Employee, Consultant or Director who is selected by the Administrator to receive an Award under the Plan.

“Payee” shall have the meaning set forth in Section 13.1.

“Performance Award” shall mean any Award the exercisability, vesting, payment or settlement of which is subject to or conditioned upon satisfaction in whole or in part of specific Performance Goals established by the Administrator and set forth in the applicable Award Agreement. For clarity, Options and other Awards that become exercisable, vest, or otherwise are earned and become payable based solely on conditions relating to Continuous Service are not Performance Awards.

“Performance Goals” shall mean, as to a Performance Award, the specified levels of attainment of designated Performance Measures established by the Administrator and set forth in the applicable Award Agreement at which the Performance Award will vest, become exercisable, or otherwise become payable or earned.

“Performance Measures” shall mean the measures or criteria that the Administrator shall select for purposes of establishing the performance-based conditions for a Performance Award. The Performance Measures may be based on the attainment of specific levels of performance of the Company (or any Subsidiary, division, business unit or operational unit of the Company) and may include the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return on assets, capital, invested capital, equity, or sales; (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) improvements in capital structure; (xi) budget and expense management; (xii) productivity ratios; (xiii) economic value added or other value added measurements; (xiv) Share price (including, but not limited to, growth measures and total shareholder return); (xv) expense targets; (xvi) margins; (xvii) operating efficiency; (xix) working capital targets; (xx) enterprise value; and (xxi) completion of acquisitions or business expansions.

“Performance Stock Unit” shall have the meaning set forth in Section 8.1.

“Permitted Assignee” shall have the meaning set forth in Section 12.3.

“Plan” shall mean the Security National Financial Corporation 2022 Equity Incentive Plan, as amended from time to time.

“Prior Plan” shall mean the Security National Financial Corporation Amended and Restated 2013 Stock Option and Other Equity Incentive Awards Plan.

“Related Right” shall have the meaning set forth in Section 6.1.

“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Administrator, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, or upon the attainment of such specified Performance Goals as the Administrator may deem appropriate.

“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

“Restricted Stock Unit” shall mean an Award of a contractual right to a future payment that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Administrator in its sole discretion upon the satisfaction of such vesting restrictions as the Administrator may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

“Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.

“Shares” shall mean Class A Shares and Class C Shares.

“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

“Subcommittee” shall mean a subcommittee of the Committee designated by the Committee under Section 4.2(c) of the Plan.

“Subsidiary” shall mean any (i) corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) any other entity in which the Company has a greater than 50% direct or indirect voting and economic equity interest.

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

“Vesting Period” shall have the meaning set forth in Section 7.1 in the case of Restricted Stock or Section 8.1 in the case of Restricted Stock Units, as applicable.

“Vested Unit” shall have the meaning set forth in Section 8.5.

3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, a total of one million (1,000,000) Shares shall be authorized for grant and issuance under the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted.

(b) If any Shares subject to an Award under this Plan are forfeited or any Options awarded under this Plan expire unexercised, the Shares underlying such Award shall, to the extent of such forfeiture or expiration, again be available for Awards under the Plan, subject to Section 3.1(d) below. For clarity, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with Option proceeds, (iv) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right on exercise thereof; (v) Shares authorized for issuance or subject to awards under the Prior Plan, including Shares subject to awards under the Prior Plan which are forfeited or expire unexercised under the Prior Plan; and (vi) Shares authorized for issuance or subject to awards under the Other Plan, including Shares subject to awards under the Other Plan which are forfeited or expire unexercised under the Other Plan.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

(d) Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan, or as two (2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise. The Administrator shall determine in connection with each Award whether the underlying Shares are Class A Shares or Class C Shares.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Subsidiaries.

4.2. Administration.

(a) The Plan shall be administered by the Administrator. To the extent required, necessary or desirable to satisfy applicable laws, including to satisfy the requirements for exemption under Rule 16b-3, the Administrator shall be the Committee. Subject to the foregoing and the other provisions of the Plan, (x) the Board may delegate authority to the Committee to make recommendations to the Board on any or all aspects of administering the Plan while the Board retains all of the authority of the Administrator, and (y) different Administrators (e.g., the Board and the Committee) may administer the Plan with respect to different groups of Participants. Subject to Section 4.2(c) below, the other provisions of the Plan and such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, the Administrator shall have full power and authority to: (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number and class of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder, including conditions on exercisability and vesting; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Administrator shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; (xii) determine whether any Option is intended to be treated as an Incentive Stock Option or Non-qualified Stock Option; (xiii) accelerate, on a case-by-case basis, the exercisability or vesting of a Participant’s Awards, in whole or in part, upon such Participant’s death, Disability or other termination of Continuous Service occurring at least one year after the Grant Date of the Award; (xiv) extend, on a case-by-case basis, the period during which a Participant’s Options can be exercised upon such Participant’s death, Disability or other termination of Continuous Service; provided that the extension will not allow any Option to be exercised after the Option’s original expiration date; (xv) make all determinations for purposes of the Plan with respect to the occurrence, time and basis of any termination of a Participant’s Continuous Service; (xvi) determine the Performance Measures, performance periods and Performance Goals, if any, that apply to vesting, exercisability or settlement of a Performance Awards, the degree to which the applicable Performance Goals have been timely attained, and the portion of any Performance Award that has become vested, exercisable, earned or payable; (xvii) make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (xviii) exercise full discretion and make any other determinations and take any other action that the Administrator deems necessary or desirable for administration of the Plan.

(b) Decisions of the Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, and any Subsidiary. A Participant or other holder of an Award may contest a decision or action of the Administrator with respect to such person or Award only on the grounds that such decision is arbitrary and capricious or unlawful, and any review of such decision or action shall be limited to determining whether the Administrator’s decision or action was arbitrary and capricious or unlawful.

(c) The Administrator, or the full Committee to the extent it has been delegated the authority by the Board or otherwise has the authority pursuant to the Plan, may also delegate to a Subcommittee the right to authorize the grant of Options to Employees who are not directors or officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or officers of the Company. Additionally, to the extent not inconsistent with applicable law and the rules and regulations of any securities exchange on which the Company’s Shares are traded, the Administrator may delegate in writing to the Company’s Chief Executive Officer, so long as he is also a director of the Company, any of the authority of the Administrator under the Plan to grant Options to such Employees and on such Plan-compliant terms as are determined by the Chief Executive Officer, other than to Employees who are officers or other persons subject to Section 16(b) of the Exchange Act. Any such delegation of authority shall be revocable prospectively by the Administrator at any time and shall be subject to such limitations, including on the number of Options that can be granted in a specified period, and procedures as the Administrator may specify.

(d) Any action within the scope of its or his authority by a Subcommittee or the Chief Executive Officer under Section 4.2(c) shall be deemed for all purposes under the Plan to have been taken by the full Committee or Administrator and references in the Plan to the “Committee” or “Administrator” shall be deemed to include the Subcommittee or the Chief Executive Officer acting within the scope of its or his delegated authority under Section 4.2(c), as applicable, unless the context otherwise requires.

(e) The Administrator shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Administrator may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

5. OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall deem desirable.

5.2. Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Administrator shall determine which are not inconsistent with the provisions of the Plan. All Options shall be separately designated as Incentive Stock Options or as Non-qualified Stock Options at the time of grant in the Award Agreement. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Exercise Price.

(a) The Option Exercise Price per Share purchasable under any Option shall not be less than 100% of the Fair Market Value of such Share on the Grant Date of such Option. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is a Substitute Award granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code, and Option Exercise Prices may be adjusted as provided in Section 12.2.

(b) Other than pursuant to Section 12.2, the Administrator shall not without the approval of the Company’s shareholders: (a) lower the Option Exercise Price per Share of an Option after it is granted; (b) cancel an Option when the Option Exercise Price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards); or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Shares in question are traded).

5.4. Option Term and Vesting.

(a) The term of each Option shall be fixed by the Administrator in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the Option’s Grant Date, except in the event of death or Disability.

(b) Each Option shall be subject to such terms and conditions on the time or times when it may be exercised (which conditions may be based on Continuing Service, Performance Goals or a combination thereof) as the Administrator may deem appropriate and set forth in the applicable Award Agreement. The vesting provisions of individual Options may vary from Award to Award.

5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or any part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full Option Exercise Price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such Option Exercise Price plus any applicable withholding taxes shall be due and payable in full at the time of exercise and shall be made (a) by certified check or bank check or wire transfer of immediately available funds; or (b) if permitted by the applicable Award Agreement or otherwise with the consent of the Administrator in its discretion, and to the extent permitted by applicable statutes and regulations: (i) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) provided such previously acquired Shares have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), (ii) by withholding Shares otherwise issuable in connection with the exercise of the Option; (iii) through a “cashless” exercise program established with a broker, (iv) by any combination of any of the foregoing, or (v) through delivery of any other form of legal consideration that may be acceptable to the Administrator. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance of the underlying Shares. Notwithstanding any provision to the contrary, during any period for which the Class A Shares are publicly traded (i.e., the Class A Shares are listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

5.6. Form of Settlement. In its sole discretion, the Administrator may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7. Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options to any employee of the Company or any Subsidiary corporation, subject to the requirements of Section 422 of the Code. Solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall be one million (1,000,000) Class A Shares, subject to adjustment under Section 12.2. Additionally, a Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the underlying Shares at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date. To the extent that the aggregate Fair Market Value (determined at the Grant Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options regardless of any designation in an Award Agreement to be treated as Incentive Stock Options. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date of grant of such Incentive Stock Option or within one (1) year after the issuance of Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

5.8. Effect of Termination of Continuous Service. Unless otherwise provided in the applicable Award Agreement or approved by the Administrator, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s vested Options (to the extent that the Participant was entitled to exercise such Options as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is for Cause, all outstanding Options (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. If, after termination of Continuous Service, the Options are not timely exercised, the Options shall automatically terminate. In the event that a Participant’s Continuous Service terminates on account of his or her death or Disability, the Participant or his or her successors in interest may exercise the Participant’s vested Options (to the extent that the Participant was entitled to exercise such Options as of the date of termination) but only within such period of time ending on the earlier of (i) the date that is one year following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Administrator may award Stock Appreciation Rights to a Participant: (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Related Right”); (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award; or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Administrator may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Each Stock Appreciation Right shall be subject to such terms and conditions on the time or times when it may be exercised (which conditions may be based on Continuing Service, Performance Goals, or a combination thereof) as the Administrator may deem appropriate and set forth in the applicable Award Agreement. The vesting provisions of individual Stock Appreciation Rights may vary from Award to Award; provided, that, in no event shall a Stock Appreciation Right be exercisable prior to the one-year anniversary of the Stock Appreciation Right’s Grant Date, except as provided in Section 11 of the Plan.

(b) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of: (i) the Fair Market Value of one Share on the date of exercise, over (ii) a designated base value per Share (the “Base Amount”) with respect to the right on the applicable Grant Date (or in the case of a Related Right on the Grant Date of the related Option) as specified by the Administrator in its sole discretion and set forth in the applicable Award Agreement, which Base Amount per Share, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on the Grant Date of the right or the related Option, as the case may be.

(c) Upon the exercise of a Stock Appreciation Right, the Administrator shall determine in its sole discretion whether payment shall be made in whole Shares, in cash or other property, or any combination thereof.

(d) Any Related Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(e) Any Related Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the Option Exercise Price at which Shares can be acquired pursuant to the Option. In addition, (i) if a Related Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Related Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Related Right applies, and (ii) no Related Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six (6) months of its term for cash, except as provided in Article 11.

(f) Any Option related to a Related Right shall no longer be exercisable to the extent the Related Right has been exercised.

(g) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(h) The Administrator may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. Notwithstanding the foregoing provisions of this Section 6.2(h), but subject to Section 12.2, a Stock Appreciation Right shall have the same terms and conditions as Options, including (i) a Base Amount per Share not less than Fair Market Value of a Share on the applicable Grant Date, and (ii) a term not greater than ten (10) years. In addition to the foregoing, but subject to Section 12.2, the Administrator shall not without approval of the Company’s shareholders (A) reduce the Base Amount per Share under any Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the Base Amount per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Shares are traded).

(i) The Administrator may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Administrator shall determine in its sole discretion.

7. RESTRICTED STOCK AWARDS

7.1. Grants. Shares may be awarded under the Plan to Participants as Restricted Stock either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). Restricted Stock Awards consist of grants of actual outstanding Shares on the applicable Grant Date. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Administrator covering a period of time (“Vesting Period”) specified by the Administrator and may also be subject in whole or in part to additional performance-based vesting conditions designated by the Administrator. A Restricted Stock Award subject to Performance Goal vesting conditions may be denominated as “performance shares.” The Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of shares of Restricted Stock.

7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Restricted Stock Award. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (a) an escrow agreement satisfactory to the Administrator, and (b) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute within such time as the Administrator requires an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void.

7.3. Rights of Holders of Restricted Stock.

(a) Beginning on the Grant Date of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the applicable Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided that, except as otherwise provided in an Award Agreement, any cash, Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock. Any provision herein to the contrary notwithstanding, unless otherwise provided in the applicable Award Agreement, cash dividends or with respect to any Restricted Stock Award and any other property (including additional Shares) distributed as a dividend or otherwise with respect to any Restricted Stock Award shall be: (i) accumulated subject to restrictions and risk of forfeiture to the same extent as the underlying Restricted Stock with respect to which such cash, Shares or other property has been distributed; and (ii) either (A) paid to the Participant at the time such restrictions and risk of forfeiture lapse or (B) forfeited to the extent the underlying Restricted Stock is forfeited.

(b) Shares awarded to a Participant as Restricted Stock shall be subject to the following restrictions until the expiration of the applicable Vesting Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate representing the Restricted Stock; (ii) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such Shares are forfeited, the applicable stock certificates shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such Shares shall immediately terminate without further obligation on the part of the Company. Any certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.4. Vesting. Restricted Stock Awards shall be subject to such terms and conditions on the time or times when they vest (which conditions may be based on Continuing Service, Performance Goals or a combination thereof) as the Administrator may deem appropriate and set forth in the applicable Award Agreement; provided, that, in no event shall the Vesting Period for a Restricted Stock Award granted to any Participant (other than a Director) be less than a period of time equal to one year, except as provided in Section 11 of the Plan.

7.5. Delivery of Shares. Upon the expiration of the applicable Vesting Period with respect to any Restricted Stock, the restrictions set forth in this Article 7 and the applicable Award Agreement shall be of no further force or effect with respect to the Shares of Restricted Stock, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Vesting Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

8. RESTRICTED STOCK UNIT AWARDS

8.1. Grants. Awards of Restricted Stock Units having a value equal to a designated number of Shares (“Restricted Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan. A Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Administrator covering a period of time (“Vesting Period”) specified by the Administrator and may also be subject to additional Performance Goal vesting conditions designated by the Administrator. A Restricted Stock Unit Award subject to Performance Goal vesting conditions may be denominated as “Performance Stock Units.”

8.2. Award Agreements. The terms of Restricted Stock Unit Awards granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Restricted Stock Unit Award. Each Participant granted Restricted Stock Units shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock Units. The Administrator may also grant Restricted Stock Units with a deferral feature, consistent with applicable law, including Section 409A of the Code, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). To the extent applicable, any reference to Restricted Stock Units in the Plan, includes Deferred Stock Units.

8.3. Rights of Holders of Restricted Stock Units.

(a) No Shares shall be issued at the time a Restricted Stock Unit, or Deferred Stock Unit, is granted, and the Company will not be required to set aside Shares or funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Shares underlying Restricted Stock Units, including Deferred Stock Units, granted hereunder.

(b) At the discretion of the Administrator, each Restricted Stock Unit (representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one Share (“Dividend Equivalents”). Unless otherwise expressly provided in the applicable Award Agreement, Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Administrator. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c) Restricted Stock Units awarded to any Participant shall be subject to (i) forfeiture until the expiration of the applicable Vesting Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall automatically terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.

8.4. Vesting. Restricted Stock Unit Awards shall be subject to such terms and conditions on the time or times when they vest and become earned (which conditions may be based on Continuing Service, Performance Goals or a combination thereof) as the Administrator may deem appropriate and set forth in the applicable Award Agreement; provided, that, in no event shall the Vesting Period for a Restricted Stock Unit Award granted to any Participant (other than a Director) be less than a period of time equal to one year, except as provided in Section 11 of the Plan.

8.5. Settlement and Payment. Except as may be provided in the applicable Award Agreement, upon the expiration of the applicable Vesting Period with respect to any outstanding Restricted Stock Units (other than Deferred Stock Units), or upon the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each such outstanding vested Restricted Stock Unit, or Deferred Stock Unit, (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.3(b) hereof and the interest thereon or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Administrator may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Vesting Period lapsed with respect to each Vested Unit that is not a Deferred Stock Unit, or as of the delivery date in the case of each Vested Unit that is a Deferred Stock Unit. The Company shall issue Shares or make otherwise make payment for each Vested Unit as soon as reasonably possible after expiration of the applicable Vesting Period and on a date selected by the Company; provided that in no event shall settlement of any Vested Units be made later than sixty (60) days after expiration of the applicable Vesting Period (or such shorter period as is necessary to exempt the Award from Section 409A of the Code).

9. OTHER AWARDS

The Administrator may, subject to any restrictions under applicable law or under the rules of any securities exchange on which the Shares are listed, grant Other Share-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Administrator shall determine in its sole discretion. Each Other Share-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. In no event shall the Vesting Period for an Other Share Based Award be less than a period of time equal to one year from the applicable Grant Date, except as provided in Section 11 of the Plan. Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, as specified in the applicable Award Agreement. No Dividend Equivalents shall be paid or credited with respect to Other Share-Based Awards. Any cash, Shares or any other property distributed as a dividend or otherwise with respect to any issued but unvested Shares underlying an Other Share-Based Award shall be subject to the same vesting conditions and risk of forfeiture as such Other Share-Based Award.

10. SECURITIES LAW COMPLIANCE

No Shares shall be issued, purchased or sold under any Award Agreement unless and until (a) any then applicable requirements of federal, state and foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise, vesting or settlement of the Awards; provided that this undertaking shall not require the Company to register under the Exchange Act or other applicable securities laws the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise, vesting or settlement of such Awards unless and until such authority is obtained.

It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 10, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

11. CHANGE IN CONTROL PROVISIONS

11.1. Effect of Change in Control. Notwithstanding any provision of the Plan (other than Section 11.2) or any applicable Award Agreement to the contrary, in the event of a Change in Control, all then outstanding Awards shall automatically become 100% vested, exercisable, earned and payable, as of the effective time of the Change in Control. For clarity, to the extent the amount or timing of vesting, exercisability, payment or settlement of any Award is subject to or conditioned upon attainment of Performance Goals stated in the applicable Award Agreement (i.e., the Award is a Performance Award), for purposes of this Section 11.1, such Performance Goals shall be deemed to have been attained at 100% of the applicable target levels.

11.2. Discretionary Cancellation of Awards. In addition, and notwithstanding any contrary provision in this Plan or applicable Award Agreement, in the event of a pending Change in Control, the Administrator may in its discretion and upon at least 10 days’ advance notice to the affected Participants, elect to cancel under this Section 11.2 all or any portion of the then outstanding Awards and cause the Company to pay to the holders thereof, in cash or Shares, or any combination thereof, the then current Fair Market Value of such cancelled Awards. The Administrator shall compute the Fair Market Value of Awards canceled under this Section 11.2 based upon the price per Share received or to be received by the other shareholders of the Company in the Change in Control transaction. In determining the Fair Market Value of Awards cancelled under this Section 11.2, all such cancelled Awards shall be valued as if they are 100% vested and earned (with any Performance Goals deemed satisfied at 100% of the applicable target level). In the case of any Option or Stock Appreciation Right with an Option Exercise Price (or Base Amount in the case of a Stock Appreciation Right) that equals or exceeds the price paid or to be paid for a Share in connection with the Change in Control, the Administrator may cancel the Option or Stock Appreciation Right without the payment of any consideration therefor.

11.3. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

11.4. Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twelve (12) month period beginning after the date hereof, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; and provided further that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c) below, or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction, unless immediately following such transaction: (i) more than 70% the total voting power of (A) the surviving corporation resulting from such transaction, or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving corporation, is represented by Company Voting Securities that were outstanding immediately prior to such transaction (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the transaction; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the surviving corporation or its parent corporation), is or becomes the beneficial owner, directly or indirectly, of more than 30% of the total voting power of the outstanding voting securities eligible to elect directors of the parent corporation (or, if there is no parent corporation, the surviving corporation); and (iii) at least a majority of the members of the board of directors of the parent corporation (or, if there is no parent Corporation, the surviving corporation) following the consummation of the transaction were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such transaction (any transaction which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d) the date shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any person that is not a Subsidiary.

Notwithstanding the foregoing, (x) a transaction will not be deemed to be a Change in Control for purposes of a specific Award unless the transaction qualifies as a “change in control” event within the meaning of Section 409A of the Code for purposes of such Award; and (y) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Class A Shares are traded); provided, that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2, or (f) take any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Global Market (or such other principal securities market on which the Class A Shares are traded), including reducing the Option Exercise Price or Base Amount (as applicable) or exchanging an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of changes in the outstanding Shares or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the Option Exercise Price of Options and Base Amount of Stock Appreciation Rights, the maximum number of Shares subject to all Awards stated in Section 3.1 and the maximum number of Shares with respect to which Incentive Stock Options may be granted shall be equitably adjusted or substituted, as to the number, price or kind of share of common stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 12.2, unless the Administrator specifically determines that such adjustment is in the best interests of the Company or its Subsidiaries, the Administrator shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 12.2 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of all Stock Options, ensure that any adjustments under this Section 12.2 will not constitute a modification of such Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 12.2 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.3. Transferability of Awards. Except as provided below, and except as otherwise authorized by the Administrator in an Award Agreement, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction or performance period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing if provided for in an Award Agreement, a Participant may assign or transfer an Award with the consent of the Administrator (each transferee thereof, a “Permitted Assignee”): (a) to the Participant’s spouse, children, or grandchildren (including any adopted step children and grandchildren); (b) to a trust or partnership for the benefit of one or more person referred to in clause (a); or (c) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. Any transfer of an Award or Shares in violation of this Section 12.3 shall be null and void.

12.4. Deferral. The Administrator may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, vesting, satisfaction of Performance Goals, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. The Administrator shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

13. MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Administrator may establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any person the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Consultant or Director at any time for any reason “at will.” Except as specifically provided by the Administrator, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Consultant or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Consultants or Participants under the Plan.

13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and Award Agreement.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Administrator deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation and Forfeiture of Awards; Clawback.

(a) Notwithstanding anything to the contrary contained herein or in any Award Agreement, all outstanding Awards granted to any Participant shall be automatically and immediately canceled if the Participant (a) is terminated for Cause or engages following his or her period of Continuous Service in conduct that would constitute Cause; (b) breaches any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant; or (c) without the consent of the Company, during or following the Participant’s period of Continuous Service for the Company or any Subsidiary, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with and materially adverse to the interest of the Company or any Subsidiary, as determined by the Administrator in its discretion.

(b) Notwithstanding any other provisions in this Plan or any Award Agreement, the Company may cancel any Award, require reimbursement of any Award (or the proceeds thereof) by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan, in accordance with any Company policies that may be adopted and/or modified from time to time by the Company in its discretion (“Clawback Policy”). A Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with any Clawback Policy in effect at the time of the execution of the Award Agreement, as any such policy may be subsequently modified by the Company to comply with applicable law or stock exchange listing requirements. By accepting an Award, the Participant agrees to be bound by any Clawback Policy as in effect at the time of the execution of the Award Agreement, as any such policy may be subsequently modified by the Company to comply with applicable law or stock exchange listing requirements.

13.6. Delivery and Stop Transfer Orders. Upon exercise or vesting of an Award, as applicable, the Company shall issue Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, and except as otherwise contemplated by this Plan, 30 days shall be considered a reasonable period of time. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Any provision herein to the contrary notwithstanding, the Company shall have no obligation to issue any Shares pursuant to an Award if the Administrator determines in good faith that such issuance would violate applicable federal, state or foreign securities laws.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Administrator.

13.8. Other Plans. Options may continue to be granted under the Prior Plan and the Other Plan. Additionally, nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Utah, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the Company Voting Securities voted at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and no Award shall be granted until the shareholders of the Company approve the Plan. Awards may be granted under the Plan at any time and from time to time following shareholder approval of the Plan until the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Sub-Plans.

(a) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Administrator, be necessary or desirable in order to recognize differences in local law or tax policy. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(b) The Administrator may from time to time establish sub-plans under the Plan for purposes of satisfying foreign or state blue sky, securities, tax, employment, privacy or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Administrator determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

13.15. Compliance with Section 409A of the Code; Taxes.

(a) The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. In no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan or any Award Agreement hereunder which constitutes deferred compensation within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and taxation under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).

(b) Notwithstanding the foregoing or any other provision of the Plan or any other agreement, neither the Company, any Subsidiary, the Administrator, nor any of their respective directors, officers, employees or agents shall have any obligation to take any action to prevent the assessment of any tax or penalty on any Participant under Section 409A of the Code or otherwise with respect to the Plan or any Award. Neither the Company, any Subsidiary, the Administrator, nor any of their respective directors, officers, employees or agents shall have any liability to any Participant or any other Person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. Neither the Company, any Subsidiary, the Administrator, nor any of their respective directors, officers, employees or agents has any liability or obligation to indemnify, reimburse, gross-up or compensate any Participant for any taxes or tax-related penalties, interest and other costs arising out of or resulting from the Plan or any Award, including any taxes under Sections 409A and 4999 of the Code.

13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.17. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any Award under the Plan is to be exercised (or to whom any amount or Shares are to be paid or issued) in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Administrator and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

13.18. Plan History. The Plan was originally adopted by the Board, subject to the approval of the Company’s shareholders. The Plan was originally approved by the Company’s shareholders at the Company’s annual meeting of shareholders that was held on June 17, 2022. The Plan was amended and restated by the Board on March 17, 2023. Pursuant to the terms of the Plan and applicable law, including the Code, the shareholders of the Company were not required to approve such amendment and restatement.

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